EXHIBIT 23.1


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in Inyx, Inc. Registration Statement Under the Securities Act of 1933 on Form SB-2 of our report dated May 9, 2003, relating to the financial statements of Miza Pharmaceuticals (UK) Limited for the year ended December 31, 2002, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


/s/ Berkovits, Lago & Company

Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
February 17, 2004